                                                                EXHIBIT 11.1



                                  UNIFY CORPORATION
                    STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)


                                                   Three Months Ended Oct. 31,   Six Months Ended Oct.31,
                                                   ---------------------------   ------------------------
                                                      1997           1996           1997           1996
                                                     ------        -------        -------        -------
Net loss                                             $ (733)       $(1,576)       $(2,908)       $(1,389)
                                                     ------        -------        -------        -------
                                                     ------        -------        -------        -------
Weighted average shares of common
   stock outstanding                                  8,252          7,917          8,201          3,726
Weighted average shares of redeemable
   preferred stock outstanding  (1)                       -              -              -          3,566
                                                     ------        -------        -------        -------
                                                      8,252          7,917          8,201          7,292
                                                     ------        -------        -------        -------
                                                     ------        -------        -------        -------

Net loss per share                                   $(0.09)       $ (0.20)       $ (0.35)        $(0.19)
                                                     ------        -------        -------        -------
                                                     ------        -------        -------        -------

--------------------------

(1) Computed using the as-if-converted method.




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